UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona		85705
(Address of principal executive offices)		(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Exhibit	Description
3.1	Amended and Restated Bylaws of Nord Resources Corporation

EXPLANATORY NOTE

This Current Report on Form 8-K was due for filing no later than October 5, 2010 but was inadvertently overlooked.

2.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2010, the Board of Directors of Nord Resources Corporation (the “Company”) adopted a consent resolution authorizing an amendment to Section 3.02 of Article 3 of the Company’s Bylaws to give the Board the power to fix the exact number of directors on the Board between three and seven (being the minimum and maximum number of directors that the Company is authorized to have). As so amended, Section 3.02 of Article 3 of the Bylaws reads as follows (the language added by way of the amendment has been bolded and underlined for illustrative purposes):

“Section 3.02. The number of directors which shall constitute the whole board shall be not less than three nor more than seven, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified unless he resigns, dies or is removed prior thereto. Any director may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the stock of the corporation issued and outstanding and entitled to vote. Directors need not be stockholders.”

An updated consolidation of the Company’s Amended and Restated Bylaws is filed herewith as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: August 20, 2013		/s/ Wayne M. Morrison
Wayne M. Morrison
Chief Executive Officer and Chief
Financial Officer

3.